As filed with the Securities and Exchange Commission on March 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4326290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Cambridgepark Drive

Cambridge, MA 02140

(Address of Principal Executive Offices) (Zip Code)

Seres Therapeutics, Inc. 2015 Incentive Award Plan

Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Eric D. Shaff.

President and Chief Executive Officer

Seres Therapeutics, Inc.

101 Cambridgepark Drive

Cambridge, MA 02140

(Name and Address of Agent for Service)

(617) 945-9626

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of the common stock of Seres Therapeutics, Inc. (the “Registrant”) to be issued pursuant to the Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) and an additional 6,920,327 shares of the Registrant’s common stock to be issued pursuant to the Seres Therapeutics, Inc. 2015 Incentive Award Plan (the “Incentive Plan,” and together with the ESPP, the “Plans”). A Registration Statement of the Registrant on Form S-8 relating to the Plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-205253, 333-210171, 333-223514, 333-230092, 333-236824, 333-253776, 333-263134, 333-270319 and 333-277658), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the Plans, are incorporated by reference herein.

Item 8.	Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37465) filed on July 1, 2015)

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated June 27, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37465) filed on June 28, 2023)

4.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated April 5, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37465) filed on April 8, 2024)

4.4	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37465) filed on January 2, 2024)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Seres Therapeutics, Inc. 2015 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37465) filed on March 7, 2023)

99.2	Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-204484) filed on May 27, 2015)

107+	Filing Fee Table

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 13th day of March, 2025.

SERES THERAPEUTICS, INC.

By:	/s/ Eric D. Shaff
Eric D. Shaff
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric D. Shaff and Marella Thorell, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eric D. Shaff Eric D. Shaff	President, Chief Executive Officer, Director (principal executive officer)	March 13, 2025

/s/ Marella Thorell Marella Thorell	Executive Vice President and Chief Financial Officer (principal accounting officer and principal financial officer)	March 13, 2025

/s/ Stephen Berenson Stephen Berenson	Chairman of the Board	March 13, 2025

/s/ Dennis Ausiello Dennis Ausiello, M.D.	Director	March 13, 2025

/s/ Paul R. Biondi Paul R. Biondi	Director	March 13, 2025

/s/ Willard H. Dere Willard H. Dere, M.D.	Director	March 13, 2025

/s/ Claire M. Fraser Claire M. Fraser, Ph.D.	Director	March 13, 2025

/s/ Kurt C. Graves Kurt C. Graves	Director	March 13, 2025

/s/ Richard N. Kender Richard N. Kender	Director	March 13, 2025

/s/ Hans-Juergen Woerle Hans-Juergen Woerle	Director	March 13, 2025